UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     October 28, 2003

REPTRON ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-23426	38-2081116
(Commission File Number)	(IRS Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida	33626
(Address of principal executive offices)	(Zip Code)

(813) 854-2351

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP

On October 28, 2003, Reptron Electronics, Inc. (the "Company") filed a voluntarily petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") (Case No. 03-35966-BKC). The Company will continue to manage its properties and operate its businesses as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

A press release on this subject was issued on October 28, 2003, and is attached as Exhibit 99.1.

ITEM 5.	OTHER EVENTS

On October 27, 2003, William L. Elson, a member of the Board of Directors of the Company tendered his resignation as a director, effective immediately.  Mr. Elson's resignation as a director did not involve any disagreement with the Company on any matter relating to the Company's operations, policies or practices, and Mr. Elson has not requested that any matter be disclosed.

A press release on this subject was issued on October 28, 2003, and is attached as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

99.1   Press Release, dated October 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC. (Registrant)

Date: November 5, 2003	By:	/s/ Paul J. Plante
Paul J. Plante President, Chief Operating Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release, dated October 28, 2003.